Exhibit 10.2


                    NONQUALIFIED STOCK OPTION AWARD AGREEMENT
                         UNDER THE CONGOLEUM CORPORATION
                             1995 STOCK OPTION PLAN

            Congoleum Corporation, a Delaware corporation (the "Company"), hereby grants to ________________ (the "Optionee"), an employee of the Company, an option (the "Option") to purchase from the Company up to, but not exceeding, in the aggregate, ______ shares (the "Shares") of Class A Common Stock, par value $.01 per share, of the Company ("Stock") at $____ per share (the "Option Price"), subject to the following terms and conditions:

1. The Option is granted pursuant to the Congoleum Corporation 1995 Stock Option Plan (the "Plan"), as established by certain resolutions adopted by the Board of Directors and stockholders of the Company. By executing this Agreement, the Optionee acknowledges that he or she has received a copy of, and is familiar with the terms of, the Plan, which is incorporated herein by reference. Any capitalized terms not defined herein shall have the same meanings assigned to them in the Plan.

2. The Option shall not be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

3. (a) Subject to the terms of the Plan and the other terms of this Agreement regarding the exercisability of the Option, the Option may be exercised with respect to 20% of the Shares upon each anniversary of the date of grant of the Option (February 1, 2003), commencing on the first anniversary of the date of grant of the Option. Once available for purchase in accordance with the foregoing, unpurchased Shares shall remain subject to purchase until the Option terminates in accordance with the terms of Sections 3(b), 3(c), 3(d) or 4 hereof.

      (b) In the event of the Optionee's employment by the Company shall terminate for any reason other than for cause, death, disability or retirement, the Optionee may exercise the Option within one month after the termination of employment, but only to the extent that the Optionee may be entitled to do so at the date of termination of employment, except as may otherwise be determined by the Committee. In the event of the Optionee's employment by the Company shall terminate for cause, the Option shall cease to be exercisable from and after the date of termination of employment, except as may otherwise be determined by the Committee.

      (c) In the event of the death of the Optionee (i) while an employee of the Company or any Subsidiary or Affiliate of the Company, (ii) within three months after termination of employment with the Company or any Subsidiary or Affiliate of the Company because of retirement or (iii) within twelve months after termination of such employment because of disability, the Option may be exercised, notwithstanding any installment schedule otherwise applicable to the Option, by the person or persons to whom the Optionee's rights under the Option pass by will or applicable law or, if no such person has such right, by his or her executors or administrators, at any time, or from time to time, within twelve months after the Optionee's death, but not later than ten years after the date of the granting of the Option.

      (d) In the event the Optionee's employment by the Company shall terminate because of disability or retirement, the Optionee may exercise the Option, notwithstanding any installment schedule otherwise applicable to the Option, at any time, or from time to time, within three months after the termination of employment because of retirement or within twelve months after the termination of employment because of disability, but not later than ten years after the date of the granting of the Option.

      (e) The Option Price of the Shares as to which the Option shall be exercised shall be paid to the Company at the time of exercise in (i) cash, (ii) Stock already owned by the Optionee having a total fair market value on the date of such exercise equal to the Option Price, or (iii) a combination of cash and Stock having a total fair market value on the date of such exercise equal to the Option Price. The Committee, in its sole discretion, may also provide that the Option Price may be paid by delivering a properly executed exercise notice in a form approved by the Committee, together with irrevocable instructions to a broker to promptly deliver to the Company, against receipt of the certificates representing the shares of Stock issuable upon such exercise, the amount of the applicable sale or loan proceeds to pay the Option Price.

4. The Option shall terminate and be of no force or effect with respect to any Shares not previously purchased by the Optionee upon the expiration of ten years following the date the Option was granted.

5. Subject to the limitations set forth herein and in the Plan, the Option may be exercised by written notice mailed or delivered to Congoleum Corporation, 3705 Quakerbridge Road, P.O. Box 3127, Mercerville, New Jersey 08619-0127, Attention: Corporate Secretary, which notice shall (a) state the number of Shares with respect to which the Option is being exercised and (b) be accompanied by payment of the full amount of the Option Price for the Shares being purchased as set forth in Section 3(e) hereof. The Optionee shall not be or have any of the rights or privileges of a stockholder of the Company in respect of any Shares unless and until certificates representing such Shares shall have been issued or transferred by the Company to the Optionee. The Company may require an Optionee to pay, prior to the delivery of any Option Shares to which such Optionee shall be entitled upon exercise of any Option, an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld by the Company with respect to any Option. Alternatively, the Optionee may authorize the Company to withhold from the number of Option Shares he or she would otherwise receive upon exercise of an Option, that number of Option Shares having a Fair Market Value equal to the amount of such required tax.

6. The Optionee hereby represents and acknowledges that he or she is acquiring the Option and the underlying Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any interest therein or part thereof, provided that nothing shall prohibit or restrict the sale of such Shares by the Optionee in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder. If any law or regulation requires the Company to take any action with respect to the Option or the Shares, the time for delivery thereof, which would otherwise be as promptly as possible, shall be postponed for the period of time necessary to take such action.

7. The Option shall not be transferable, other than under a qualified domestic relations order (as defined under Section 414(p) of the Code) (a "QDRO"), by will or by the laws of descent and distribution, and no transfer under a QDRO, by will or by the laws of descent and distribution shall be effective to bind the Company, unless the Committee shall have been furnished with a copy of such QDRO, such will or such other evidence as the Committee may deem necessary to establish the validity of the transfer. During the lifetime of the Optionee, only the Optionee or his or her guardian, custodian or legal representative may exercise the Option and receive cash payments and deliveries of Shares of Stock pursuant to the Option.

8. (a) Neither the existence of the Plan nor the existence of the Option shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      (b) In the event of any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase Stock at a price substantially below fair market value, or of any similar change affecting the Stock, the number and kind of Shares subject to the Option and the Option Price per Share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to the Optionee hereunder. The Committee shall give notice to the Optionee of any adjustment made pursuant to this
      Section 8(b), and, upon notice, such adjustment shall be effective and binding for all purposes of the Option and the Plan.

      (c) Notwithstanding any other provision of the Option, in the event of a Change in Control, the following rules shall apply:

            i. The Option shall be accelerated immediately prior to or concurrently with the occurrence of the Change in Control and the Optionee shall have the right to exercise the Option notwithstanding any installment schedule otherwise applicable to the Option, at any time, or from time to time.

            ii. The obligations of the Company under the Plan and this Agreement shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company and upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Optionee's rights under the Plan and this Agreement in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

            iii. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, rights or warrants to purchase shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to the Option.

            iv. Neither the Plan nor any action taken thereunder, including the grant of the Option, shall be construed as giving the Optionee the right to be retained in the employ of the Company, nor shall they interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

Dated as of ________________

                                    CONGOLEUM CORPORATION


                                    By: ____________________________________
                                        Name:  Howard N. Feist
                                        Title: Chief Financial Officer

The Option has been accepted by
the undersigned, subject to the
terms and provisions of the Plan
and of this Award Agreement.


_________________________________
         Optionee